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                                                                    EXHIBIT 10.6


                            CERTIFICATE OF ADOPTION
                                 CERTIFIED COPY
                                       OF
                                  RESOLUTIONS
                                   ADOPTED BY
                             THE BOARD OF DIRECTORS
                                       OF
                             WHITTAKER CORPORATION
                             ---------------------


          WHEREAS, this corporation has implemented a Restated Directors' Retirement Plan ("Retirement Plan") and the 1992 Stock Option Plan for Non-Employee Directors ("1992 Plan") to provide certain retirement benefits and stock option grants to directors of this corporation.

          WHEREAS, it is in the best interest of this corporation and its stockholders to amend the terms of the Retirement Plan and 1992 Plan in keeping with prevailing trends, issues and concerns of other publicly-owned corporations similar to this corporation.

          WHEREAS, the Board of Directors has the authority under Section 9(c) of the Retirement Plan to terminate the Retirement Plan and under Section 6 of the 1992 Plan to amend the 1992 Plan.

          NOW, THEREFORE, BE IT RESOLVED, that the terms and provisions of Amendment No. I to the 1992 Plan be, and hereby are, approved in the form as presented to the Directors.

          RESOLVED FURTHER, that the first sentence of Section 4(a)(1) of the Retirement Plan be amended to include the phrase "ending April 4, 1997" at the end of such sentence; that Section 4(a)(2)(A) and Section 4(a)(3)(A) of the Retirement Plan be amended to include the phrase "ending April 4, 1997" following the word "Director" and preceding the semi-colon; and that
     Section 4(a)(2)(B) and Section 4(a)(3)(B) be amended to include the phrase "ending April 4, 1997" following the word "Director" and preceding the period.

          RESOLVED FURTHER, that the Retirement Plan be terminated in accordance with the express provisions of the Retirement Plan.

          RESOLVED FURTHER, that the effective date of the amendment of termination of the Retirement Plan shall be as of the date of the approval of Amendment No. I to the 1992 Plan by the stockholders of this corporation.



                              * * * * * * * * * *


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     I, Lynne M. O. Brickner, do hereby certify that I am the duly elected and acting Secretary of Whittaker Corporation; that the foregoing is a full, true and correct copy of the resolutions adopted at a meeting of the Board of Directors of Whittaker Corporation held on December 16, 1996, at which meeting a quorum of said Board was at all times present and acting and that said Board resolutions have not been modified or rescinded and are in full force and effect as of the date of this certificate.

Dated:  January 24, 1997

                                         /s/ Lynne M. O. Brickner
                                       ---------------------------
                                           Lynne M. O. Brickner
                                                Secretary

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